SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) :               January 7, 2000


                       THE GREAT AMERICAN GOLF WORKS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)

           33-32966                                       22-2999829
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    (Commission File Number)                  (IRS Employer Identification No.)


           330 E. 38th Street, Suite 45-O, New York, New York       10016
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         (Address of principal executive offices)                 (Zip Code)


                                 (212) 661-9391
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         (Registrant's telephone number, including area code)









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Item 1. Changes In Control Of Registrant

On January 7, 2000, Halter Capital Corporation, a Texas corporation, pursuant to a stock purchase agreement dated December 28, 1999 by and between Halter Capital Corporation ("Seller"), and Resplendent Investment Limited, a British Virgin Islands Corporation ("Buyer") Seller sold to Buyer, upon the terms and conditions set forth in that agreement, an aggregate total of 329,330 shares of the common stock of The Great American Golf Works, Inc., a Delaware corporation ("Registrant"). The Registrant's common stock trades on the OTC Bulletin Board. This sale represents approximately 53% of the issued and outstanding shares of the common stock of the Company and effectively transfers control to the Buyer.

Simultaneously with the closing of the sale, the current officers and directors of the Company resigned and the following persons were elected as officers and directors to replace them:

         Qing Feng - President and Director
         Xudong She - Secretary and Director

Mr. Qing Feng has been the head of China Division of Sulzer of Switzerland since September 1985. From 1972 to 1976, Mr. Feng studied mechanical engineering at the Qinghua University in Beijing, China. From February 1976 to January 1980, Mr. Feng was an engineer at Beijing No.2 Machine Tool Factory in Beijing, China. From February 1980 to August 1983, Mr. Feng was an engineer at the Bureau of Instruments of the Chinese Ministry of Machinery Industry. From September 1983 to September 1985, Mr. Feng studied business administration at the Swiss Federal Engineering Institute in Switzerland. Mr. Feng received his bachelor's degree in engineering from Qinghua University in 1972. Mr. Feng completed post-graduate work at the Swiss Federal Engineering Institute in 1985.

Mr. Xudong She has been the Financial Manager of Hiollo AB in Sweden since April 1997. From September 1990 to May 1994, Mr. She worked as an accountant at China Foreign Trade Center (Group) in Guangzhou, China. From May 1994 to April 1995, Mr. She worked as the General Accountant at Kellogg (China) Limited. From May 1995 to January 1997, Mr. She worked as the Material Management Executive at Reuters Representative Office in Guangzhou, China. Mr. She received his bachelor's degree in international finance from the University of International Business and Economics in Beijing, China in 1990.

The Company is in the process of developing its business plan. The Company currently expects that its business plan will be to invest in cable TV related business in the People's Republic of China. The Company has not yet completed its business plan and can give no assurances that such plan will be completed and, even if completed, that the Company will be able to consummate such plan.

Item 5.  Other Events

         On December 22, 1999, the Company's shareholders and Board of Directors authorized an amendment to the Certificate of Incorporation of the Company to increase the authorized capital of the Company to 50,000,000 shares of Common Stock. On December 27, 1999, the Company filed an amendment to the Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware reflecting such increase in authorized capital.


Item 7.  Financial Statements, ProForma Financial Information and Exhibits

(a)      and (b)  -- Not applicable

(c)      Exhibits

Exhibit No. 10.1  Stock Purchase Agreement dated December 28, 1999.



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                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREAT AMERICAN GOLF WORKS, INC.


By:      /s/  Qing Feng
         ----------------
Name:         Qing Feng
Title:        President